Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements ((Form S-3 No. 333-193430) and (Form S-8 Nos. 333-187584, 333-180010, 333-171978, 333-165392, 333-156800, 333-156799, 333-148740, 333-147387, 333-139918, 333-130941, and 333-120606)) of our report dated March 7, 2014, relating to the consolidated financial statements of ZipRealty, Inc., appearing in this Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ Moss Adams LLP

San Francisco, California

March 7, 2014